Exhibit 99.2

DEED OF CAPITAL CONTRIBUTION AND RECEIPT

This Deed of Capital Contribution and Receipt, executed this 15 day of April, 2026, is by and between JOSEPH LUBIN (the “Contributor”), PERMANENT HIGHEST POWER CAPITAL LLC, a Delaware limited liability company (the “LLC”) and SHARPLINK, INC. (the “Company”).

WHEREAS, the Contributor is the legal and beneficial owner of the property set forth on the attached Schedule A (the “Property”); and

WHEREAS, the Contributor wishes to contribute the Property to the LLC as a capital contribution, pursuant to the terms of this Deed (the “Contribution”);

WHEREAS, the LLC wishes to accept the Contribution and acknowledge receipt of the Property from the Contributor as a capital contribution to the LLC pursuant to the terms of this Deed.

NOW, THEREFORE:

1.	Transfer. The Contributor hereby transfers, pays over, and delivers the Property to the LLC as a capital contribution to the LLC.

2.	Acceptance. The LLC hereby accepts the Property as a capital contribution to the LLC and acknowledges receipt of the Property by the LLC as a capital contribution to the LLC.

3.	Status of the Contributor. The Contributor hereby represents and warrants that prior to the execution of this Deed the Contributor was the legal and beneficial owner of the Property, free and clear of any encumbrances on title.

4.	Execution of Necessary Documents.

a.	The Contributor, the LLC, and the Company shall execute and deliver any and all documents as may be necessary and appropriate to consummate the Contribution described herein, including but not limited to, all documents necessary to transfer and assign legal title to the Property from the Contributor to the LLC, as described more fully hereinbelow.

b.	The Contributor shall deliver to the Company the Form of Assignment required under Section 4 of the Form of Pre-Funded Common Stock Purchase Warrant issued by the Company on May 29, 2025, to the Contributor (the “Securities”) assigning to the LLC the number of the Securities as is specified on Schedule A. Such assignment shall be duly executed by the Contributor and shall be delivered together with funds sufficient to pay any transfer taxes payable upon the making of such transfer. The Assignment is appended hereto as Exhibit A.

c.	The LLC agrees to be bound, with respect to the transferred Securities, by the terms of the Securities Purchase Agreement dated May 26, 2025 (together with the Lock-Up Agreements and the Registration Rights Agreement appended thereto, the “Securities Purchase Agreement”) and to have the rights and obligations of a Purchaser under the Securities Purchase Agreement. The LLC’s agreement is appended hereto as Exhibit B.

d.	The LLC agrees to be subject to all of the terms and conditions of the Letter Agreement of July 10, 2025, between the Company and the Contributor (the “Letter Agreement”), as if the LLC were an original party to the Letter Agreement. The LLC’s agreement is appended hereto as Exhibit C.

e.	The Company agrees that upon surrender of the warrants at the principal office of the Company, together with the executed written Assignment appended hereto as Exhibit A, the Company shall execute and deliver a new Warrant or Warrants in the name of the LLC in the denomination or denominations specified in such Assignment, and shall issue to the Contributor a new Warrant evidencing the portion of this Warrant not so assigned, and the existing Warrant shall promptly be cancelled.

5.	Successors and Assigns. Except as otherwise specifically provided herein, this Deed shall be binding upon, and inure to the benefit of, the parties hereunder and their legal representatives, heirs, administrators, executors, successors and assigns.

6.	Entire Agreement. This Deed constitutes the entire agreement and understanding of the parties, both written and oral, with respect to the subject matter hereof.

7.	Headings. The headings contained in this Deed are for purposes of convenience only and shall not affect the meaning or interpretation of this Deed.

8.	Representations and Warranties of the Contributor. The Contributor represents and warrants to the LLC and the Company as follows:

a.	Transfer of Property. The Contributor shall cooperate with the LLC and the Company to execute any necessary documents to evidence the transfer effected herein, including, but not limited to, the documents listed hereinabove in the section titled “Execution of Necessary Documents.”

b.	Ownership of Property. The Contributor is the owner of the Property, free and clear of any and all liens and encumbrances of any kind or nature.

c.	Solicitation. The Contributor has made no general solicitation in connection with the Property being transferred.

9.	Representations and Warranties of the LLC. The LLC represents and warrants to the Contributor and the Company as follows:

a.	The LLC shall cooperate with the Contributor and the Company to execute any necessary documents to evidence the transfer effected herein, including, but not limited to, the documents listed hereinabove in the section titled “Execution of Necessary Documents.”

b.	The LLC is acquiring the Property for investment purposes only and not with present intent of distributing or reselling such Securities or any part thereof in violation of the Securities Act of 1933 (the “Securities Act”) or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law.

c.	The LLC is an “accredited investor,” as that term is defined in Regulation D under the Securities Act.

d.	The LLC understands that the Property has not been registered under the Securities Act or any applicable state securities law.

e.	The LLC recognizes that the Property must be held indefinitely unless the Property is subsequently registered under the Securities Act or an exemption from such registration is available. The LLC recognizes that the Company has no obligation to register the Property or to comply with any exemption from such registration.

f.	The LLC is aware that the Property may not be sold pursuant to Rule 144 adopted under the Securities Act (“Rule 144”) unless a registration statement covering the resale of such security is effective under the Securities Act, and the Company is then in compliance with the current public information required under Rule 144.

g.	The LLC understands and agrees that all certificates evidencing the Property to be issued to the LLC may bear the legends required by applicable law, the Form of Pre-Funded Common Stock Purchase Warrant, the Securities Purchase Agreement, and the Letter Agreement.

10.	Governing Law. This Deed and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

11.	Counterparts. This Deed may be executed and/or delivered in any number of counterparts, including by means of facsimile and electronic signature pages, each of which is deemed to be an original and all of which taken together shall constitute a single instrument.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the undersigned have executed this Deed of Capital Contribution and Receipt, as of the day and year first above written.

CONTRIBUTOR:

/s/ Joseph Lubin
JOSEPH LUBIN

THE LLC:

PERMANENT HIGHEST POWER CAPITAL LLC
a Delaware limited liability company

By:	/s/ Joseph Lubin
Name:	JOSEPH LUBIN
Title:	Manager

ACKNOWLEDGED by the COMPANY:
Sharplink, Inc.

By:	/s/ Joseph Chalom
Name:	Joseph Chalom
Title:	Chief Executive Officer, President and Principal Executive Officer
Date:	April 15, 2026

SCHEDULE A

The Property

●	The “Property” means 1,200,000 Prefunded Common Stock Purchase Warrants issued by Sharplink, Inc., to Joseph Lubin (the “Contributor”), as of May 29, 2025

EXHIBIT A

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	PERMANENT HIGHEST POWER CAPITAL LLC, a Delaware limited liability company
(Please Print)

Address:	c/o Lisa Goldman, SAX, 1040 Avenue of the Americas, 16th Floor, New York, NY 10018
(Please Print)

Phone Number:	914-886-5465

Email Address:	joseph.lubin@consensys.net

Dated:	________________, 2026

Holder’s Signature:
JOSEPH LUBIN

Holder’s Address:	Joseph Lubin, 5049 Edwards Ranch Rd., Ft Worth, TX 76109

EXHIBIT B

JOINDER AGREEMENT AND COUNTERPART SIGNATURE PAGE

________________, 2026

The undersigned delivers this Joinder Agreement and Counterpart Signature Page (this “Agreement”) in connection with the transfer to the undersigned of Prefunded Common Stock Purchase Warrants (the “Securities”) of Sharplink, Inc. (the “Company”) on the date hereof.

By execution and delivery of this Agreement, the undersigned hereby agrees to become a party to and be bound by the terms and conditions of the Securities Purchase Agreement dated May 26, 2025 (together with the Lock-Up Agreements, and the Registration Rights Agreement appended thereto, the “Securities Purchase Agreement”) between the Company and Joseph Lubin (the “Transferor”), in each case in the same manner and same capacity as the Transferor of the Securities is bound with respect to the Securities.

The undersigned further authorizes this signature page to be attached to the above-referenced Securities Purchase Agreement, or counterparts thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Permanent Highest Power Capital LLC	Agreed and Accepted by the Company
Sharplink, Inc.

By:	By:
Joseph Lubin, Manager		Joseph Chalom, CEO, President and
Principal Executive Officer

Date:	Date:

EXHIBIT C

JOINDER AGREEMENT AND COUNTERPART SIGNATURE PAGE

_______________, 2026

The undersigned delivers this Joinder Agreement and Counterpart Signature Page (this “Agreement”) in connection with the transfer to the undersigned of Prefunded Common Stock Purchase Warrants (the “Securities”) of Sharplink, Inc. (the “Company”) on the date hereof.

By execution and delivery of this Agreement, the undersigned hereby agrees to become a party to and be bound by the terms and conditions of the Letter Agreement dated July 10, 2025 (the “Letter Agreement”), between the Company and Joseph Lubin (the “Original Holder”), in each case in the same manner and same capacity as the transferor of the Securities is bound with respect to the Securities.

The undersigned further authorizes this signature page to be attached to the above-referenced Letter Agreement, or counterparts thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Permanent Highest Capital Power LLC	Agreed and Accepted by the Company

By:	By:
Joseph Lubin, Manager	Joseph Chalom, CEO, President and Principal Executive Officer

Date:	Date: